Exhibit (e)(4)


                             DISTRIBUTION AGREEMENT
                                     between
                        SUNAMERICA CAPITAL SERVICES, INC.
                                       and
                               BRAZOS MUTUAL FUNDS

         THIS AGREEMENT is made as of October __, 1999, between Brazos Mutual Funds (the "Trust"), a Delaware business trust, and SunAmerica Capital Services, Inc. ("SACS"), a Delaware corporation.

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and has qualified its shares for sale to the public under various state securities laws; and

         WHEREAS the Trust desires to retain SACS as principal underwriter in connection with the offering and sale of the Class Y Shares (the "Shares") of each series listed on Schedule A (as amended from time to time) to this Agreement; and

         WHEREAS this Agreement has been approved by a vote of the Trust's Board of Trustees (the "Board") and its disinterested trustees in conformity with
Section 15(c) under the 1940 Act; and

         WHEREAS SACS is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints SACS as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares on behalf of the Trust, subject to the terms and for the period set forth in this Agreement. SACS hereby accepts such appointment and agrees to act hereunder. The Trust understands that any solicitation activities conducted on behalf of the Trust will be conducted primarily, if not exclusively, by employees of the Trust's sponsor.

         2. SERVICES AND DUTIES OF SACS.

            (a) SACS agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the 1933 Act and the 1940 Act.

            (b) SACS will hold itself available to receive purchase and redemption orders satisfactory to SACS for the Shares and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (c) SACS, with the operational assistance of the Trust's transfer agent, shall make the Shares available through the National Securities Clearing Corporation's Fund/Serv System.

            (d) SACS shall provide to investors and potential investors only such information regarding the Trust as the Trust shall provide or approve. SACS shall assist in the production of advertising and sales literature; review and file all proposed advertisements and sales literature with appropriate regulators; and consult with the Trust regarding any comments provided by regulators with respect to such materials.

            (e) The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most current Prospectus. The Trust shall make available to SACS a statement of each computation of net asset value and the details of entering into such computation.

            (f) SACS at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by SACS shall be at the price determined in accordance with, and in the manner set forth in, the most current Prospectus. At the end of each business day, SACS shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by SACS since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to SACS. SACS further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

            (g) SACS shall not be obligated to sell any certain number of Shares.

            (h) SACS, with the assistance of the Trust sponsor, shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

            (i) SACS may enter into selling agreements with selected dealers and others for the sale of Shares, and will act only on its own behalf as principal in entering into such selling agreements.

            (j) The rights granted to SACS shall be non-exclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (i) the merger or consolidation, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company, and (ii) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up.

            (k) If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by SACS except such unconditional orders placed with SACS before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and SACS's authority to process orders for Shares on behalf of the Trust if, in the judgement of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, SACS reserves the right to reject any purchase order.

          3. DUTIES OF THE TRUST.

            (a) The Trust shall keep SACS fully informed of its affairs and shall provide to SACS from time to time copies of all information, financial statements, and other papers that SACS may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as SACS may request, and the Trust shall fully cooperate in the efforts of SACS to sell and arrange for the sale of Shares.

            (b) The Trust shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Trust shall notify SACS in writing of the states in which the Shares may be sold and shall notify SACS in writing of any changes to such information.

            (c) The Trust shall not use any advertisements or other sales materials that have not been (i) submitted to SACS for its review and approval, and (ii) filed with the appropriate regulators.

            (d) The Trust represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to SACS and the services it provides that are based upon written information furnished by SACS expressly for inclusion therein) of the Trust, that have been approved by the Trust, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to SACS, pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

        4. OTHER BROKER DEALERS. SACS in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Trust. In making agreements with such dealers, SACS shall act only as principal and not as agent for the Trust. The form of any such dealer agreement shall be mutually agreed upon and approved by the Trust and SACS.

        5. WITHDRAWAL OF OFFERING. The Trust reserves the right at any time to withdraw all offerings of any or all Shares by written notice to SACS at its principal office. No Shares shall be offered by either SACS or the Trust under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

         6. SERVICES NOT EXCLUSIVE. The services furnished by SACS hereunder are not to be deemed exclusive and SACS shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         7. EXPENSES OF THE TRUST.

            (a) The Trust shall pay all fees and expenses:

                (i) in  connection  with the  preparation,  setting  in type and filing of any Registration Statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its Shares;

               (ii) in  connection  with the registration  and  qualification of
                    Shares for sale in the various states or other jurisdictions in which the Board shall determine it advisable to qualify such Shares for sale (including registering the Trust or series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

              (iii) of  preparing,  setting  in  type,  printing and mailing any report or other communication to shareholders of the Trust in their capacity as such; and

               (iv) of  preparing,  setting  in  type,  printing   and   mailing
                    Prospectuses, SAIs, and any supplements thereto, sent to existing shareholders.

            (b) SACS shall pay expenses of:

               (i) printing and distributing Prospectuses, SAIs, and reports prepared for its use in connection with the offering of the Shares for sale to the public;

              (ii)  any  other   literature  used  in  connection  with  such
                    offering; and

              (iii) advertising in connection with such offering.

            (c) In addition to the services described above, SACS will provide services including, without limitation, assistance in the production of marketing and advertising materials for the sale of the  Shares  and their  review for  compliance  with  applicable regulatory requirements and making any required filings with regulatory authorities; and entering into dealer agreements with broker-dealers to sell the Shares.

         8. COMPENSATION. In connection with the services to be provided by SACS under this Agreement, SACS shall receive fees from the Trust's investment adviser and reimbursement of expenses, including all expenses incurred pursuant to Section 7(b) hereof. Notwithstanding anything to the contrary, amounts owed by the Trust to SACS shall only be paid out of the assets and property of the particular series involved.

         9. SHARE CERTIFICATES. The Trust shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through SACS, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as SACS shall from time to time direct.

         10. STATUS OF SACS. SACS is an independent contractor and shall be agent of the Trust only with respect to the sale and redemption of Shares.

         11.  INDEMNIFICATION.

              (a) The Trust agrees to indemnify, defend, and hold SACS, its officers and directors, and any person who controls SACS within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) that SACS, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature, (ii) alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for information furnished by SACS as stated in Section 11(d) of this Agreement), or
(iii) failure by the Trust to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect SACS against any liability to the Trust or its shareholders to which SACS would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

              (b) The Trust shall not be liable to SACS under this Agreement with respect to any claim made against SACS or any person indemnified unless SACS or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon SACS or such other person (or after SACS or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to SACS or any person against whom such action is brought otherwise than on account of this Agreement.

              (c) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Trust elects to assume the defense of any such claims, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to promptly notify SACS of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

              (d) SACS agrees to indemnify, defend, and hold the Trust, its officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) that the Trust, its trustees or officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, resulting from SACS's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by SACS to the Trust for use in the Registration Statement, Prospectus, SAI, or sales literature arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

              (e) SACS shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if SACS elects to assume the defense, the defense shall be conducted by counsel chosen by SACS and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that SACS elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If SACS does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them. SACS agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

     12.  DURATION AND TERMINATION.

              (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Board who are neither interested persons (as defined in the 1940 Act) of the Trust (the "Independent trustees") or SACS, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.

              (b) Notwithstanding   the  foregoing,  this   Agreement   may   be
terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees, or by vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to SACS or by SACS at any time, without the payment of any penalty, on sixty days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940
Act).

          13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Trust; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees.

          14. LIMITATION OF LIABILITY. SACS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. SACS further agrees that it shall not seek satisfaction of any obligation from the shareholders or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

         15. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.


         17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

         18. YEAR 2000 COMPLIANT. At the present time, SACS does not offer, provide or propose to offer or provide any computer system product or service to the Trust under the Agreement. Any such product or services are to be provided to the Trust by the Trust's transfer agent/custodian or other third party vendors to be selected by the Trust.

         19. PROPRIETARY AND CONFIDENTIAL INFORMATION. SACS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where SACS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

         ATTEST:                            BRAZOS MUTUAL FUNDS


         ________________________           By: __________________________



         ATTEST:                            SUNAMERICA CAPITAL SERVICES, INC.


         ________________________            By: __________________________

                                   SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT

                               BRAZOS MUTUAL FUNDS
                                       and
                        SUNAMERICA CAPITAL SERVICES, INC.


         Pursuant to Section 1 of the Distribution Agreement between Brazos Mutual Funds (the "Trust") and SunAmerica Capital Services, Inc. ("SACS"), the Trust hereby appoints SACS as its agent to be the principal underwriter of the Trust with respect to its following series:

                         Brazos Small Cap Growth Portfolio
                         Brazos Micro Cap Growth Portfolio
                         Brazos Real Estate Securities Portfolio
                         Brazos Growth Portfolio
                         Brazos Mid Cap Growth Portfolio






















                            Dated: October ___, 1999